UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2020

REKOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7172 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code:  (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 6, 2020, a wholly owned subsidiary of Rekor Systems, Inc. (the “Company”), Rekor Recognition Systems, Inc., a Delaware corporation (“Rekor Recognition”), entered into a Reseller Agreement and Master OEM Subscription Agreement (collectively, the “Agreements”) with American Traffic Solutions, Inc., a Kansas corporation, doing business as Verra Mobility. Pursuant to the Agreements, Rekor Recognition granted to Verra Mobility a non-exclusive right to resell and distribute Rekor Recognition products to Verra Mobility customers and licensed certain software to Verra Mobility to be incorporated into Verra Mobility Products. For the term of the Reseller Agreement and twelve months thereafter, Rekor Recognition has agreed not to solicit existing Verra Mobility customers, nor any other customers introduced by Verra Mobility to Rekor Recognition, with respect to services similar to or competitive with the business of Verra Mobility, in numerous domestic jurisdictions, except through Verra Mobility and pursuant to the Agreement. In addition, during the term of the Reseller Agreement Rekor Recognition will not make direct contact (or encourage or facilitate others to make direct contact) with Verra Mobility customers for the purpose of promoting or facilitating the direct sale to such customers of products sold by Rekor Recognition to Verra Mobility pursuant to the Reseller Agreement. The Agreements have an initial term of five years, and are subject to automatic one-year renewals thereafter unless terminated by either party pursuant to the terms of the Agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: August 18, 2020	/s/ Robert A. Berman
Name: Robert A. Berman Title: President and Chief Executive Officer

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